Exhibit 99.1

EVERCORE PARTNERS REPORTS FIRST QUARTER 2010 RESULTS; DECLARES QUARTERLY DIVIDEND OF $0.15 PER SHARE

Highlights

•	First Quarter Financial Summary:

•	Net Revenues of $85.1 million, up 68% (77% for U.S. GAAP), compared to the same period in 2009

•	Adjusted Pro Forma Net Income of $10.4 million, or $0.26 per share, is up 475% compared to the first quarter of 2009

•	U.S. GAAP Net Income of $2.0 million or $0.09 per share, in contrast to Net Income of $0.01 per share in the same period last year

•	Continued strong revenues and earnings in the Investment Banking advisory business, as client service capabilities expand:

•	Completed transactions for Affiliated Computer Systems, Burlington Northern Santa Fe and EADS/Airbus, among others

•	Continued to advise on large and complex financial restructurings including CIT, MGM, Builders First Source and others

•	Completed first equity underwriting as a co-manager for Safe Bulkers

•	$5.0 billion of Assets Under Management (AUM) at the quarter end, up 10% from the fourth quarter of 2009

•	Investments in future growth are expanding and diversifying the platform:

•	Announced the acquisition of a significant interest in Atalanta Sosnoff, a large-cap long-only equity manager with $11 billion of AUM

•	Acquired a strategic interest in Trilantic Capital Partners, a global middle market private equity investor with $3.9 billion in committed capital

•	Acquired Neuberger Berman’s Private Funds Group, a private investment fund placement business headquartered in London (Richard Anthony)

•	Expanded global M&A sector coverage to include Real Estate (Martin J. Cicco) and Mining, Metals and Materials (Perk Hixon) and strengthened team in Mexico (Alejandro Reynoso)

•	Declares quarterly dividend of $0.15 per share

NEW YORK, April 20, 2010 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $85.1 million for the three months ended March 31, 2010, compared to Adjusted Pro Forma Net Revenues of $50.6 million and $109.1 million for the three months ended March 31, 2009 and December 31, 2009, respectively. Adjusted Pro Forma Net Income attributable to Evercore Partners Inc. was $10.4 million, or $0.26 per share, for the three months ended March 31, 2010, compared to an Adjusted Pro Forma Net Income of $1.8 million, or $0.05 per share, for the three months ended March 31, 2009 and $16.5 million, or $0.41 per share for the three months ended December 31, 2009. The Q1 2010 Adjusted Pro Forma results include $1.5 million of costs relating to the acquisition of new businesses which reduced earnings per share by $0.02. Excluding these costs the Adjusted Pro Forma earnings per share is $0.28. The results for the quarter reflect continued strong performance by the Investment Banking advisory business, steady improvements in Investment Management and strategic investments in future growth.

U.S. GAAP Net Revenues were $87.8 million for the three months ended March 31, 2010, compared to U.S. GAAP Net Revenues of $49.7 million and $109.2 million for the three months ended March 31, 2009 and December 31, 2009, respectively. U.S. GAAP Net Income attributable to Evercore Partners Inc. was $2.0 million, or $0.09 per share, for the three months ended March 31, 2010, compared to U.S. GAAP Net Income attributable to Evercore Partners Inc. of $0.2 million, or $0.01 per share, for the three months ended March 31, 2009 and $1.6 million, or $0.07 per share for the three months ended December 31, 2009.

The Adjusted Pro Forma compensation ratio for the three months ended March 31, 2010 was 59%, compared to 71% for the same period in 2009 and 58% for the three months ended December 31, 2009. The Adjusted Pro Forma Q1 2010 compensation ratio on a trailing twelve month basis of 62% improved from Q4 2009 of 64% and Q1 2009 of 75%. Adjusted Pro Forma operating margins were 22% for the three months ended March 31, 2010, compared to 8% from the same period in 2009 and 28% for the three months ended December 31, 2009. The U.S. GAAP compensation ratio for the three months ended March 31, 2010, 2009 and December 31, 2009 were 63%, 72% and 62%, respectively. The U.S. GAAP operating margins for the three months ended March 31, 2010, 2009 and December 31, 2009 were 12%, 3%, and 17%, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction and performance fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We made more progress this quarter achieving our strategic objectives,” said Ralph Schlosstein, President and Chief Executive Officer. “Our investments in Atalanta Sosnoff and Trilantic diversify and bring scale to our Investment Management business and are financially accretive. We also continued to broaden our Investment Banking capabilities adding Advisory coverage in two important industry sectors, strengthening Advisory in Mexico and acquiring a private fund placement team to compliment our Advisory Funds Sponsor group. We accomplished this while making steady progress improving our operating margins and compensation ratios.”

“Evercore’s first quarter results reflect the expanding breadth and depth of the firm. We completed our first underwriting assignment and advised M&A and restructuring clients in the U.S. and around the globe, including China and Europe,” said Roger Altman, Executive Chairman. “The business environment continues to improve at a measured pace with activity levels in M&A increasing and restructuring opportunities evolving from the crisis driven challenges of 2009. All of this translates into a solid start for the year.”

Throughout the discussion of Evercore’s business segments, information is presented on an adjusted pro forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the adjusted pro forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an adjusted pro forma basis, see pages A-2 through A-11 included in Annex I. These adjusted pro forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Consolidated Adjusted Pro Forma and U.S. GAAP Selected Financial Data

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2010	December 31, 2009	March 31, 2009	December 31, 2009	March 31, 2009
	(dollars in thousands)
Net Revenues	$85,103	$109,140	$50,606	(22%)	68%

Expenses:
Employee Compensation and Benefits	49,991	63,012	35,854	(21%)	39%
Non-compensation Costs	16,260	15,680	10,647	4%	53%

Total Expenses	66,251	78,692	46,501	(16%)	42%

Operating Income	18,852	30,448	4,105	(38%)	359%
Interest Expense on Long-term Debt	1,910	1,910	1,892	NM	1%

Pre-Tax Income	16,942	28,538	2,213	(41%)	666%
Provision for Income Taxes	6,946	12,623	936	(45%)	642%

Net Income	9,996	15,915	1,277	(37%)	683%
Non-controlling Interest	(377)	(621)	(528)	39%	29%

Net Income Attributable to Evercore Partners Inc.	$10,373	$16,536	$1,805	(37%)	475%

Earnings Per Share	$0.26	$0.41	$0.05	(37%)	420%

Compensation Ratio	59%	58%	71%
Operating Margin	22%	28%	8%

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2010	December 31, 2009	March 31, 2009	December 31, 2009	March 31, 2009
	(dollars in thousands)
Net Revenues	$87,841	$109,174	$49,726	(20%)	77%

Expenses:
Employee Compensation and Benefits	55,721	68,001	35,854	(18%)	55%
Non-compensation Costs	21,492	18,208	12,417	18%	73%
Special Charges	—	3,991	—	NM	NM

Total Expenses	77,213	90,200	48,271	(14%)	60%

Operating Income	10,628	18,974	1,455	(44%)	630%
Interest Expense on Long-term Debt	—	—	—	NM	NM

Pre-Tax Income	10,628	18,974	1,455	(44%)	630%
Provision for Income Taxes	4,659	12,499	1,058	(63%)	340%

Net Income	5,969	6,475	397	(8%)	NM
Non-controlling Interest	3,949	4,826	206	(18%)	NM

Net Income Attributable to Evercore Partners Inc.	$2,020	$1,649	$191	22%	958%

Earnings Per Share	$0.09	$0.07	$0.01	29%	800%

Compensation Ratio	63%	62%	72%
Operating Margin	12%	17%	3%

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

As Evercore’s platform has broadened, the Advisory business has expanded to include capital markets advisory and underwriting capabilities and private fund placement services and will include institutional equities research and sales in the future. As a result of this growth and development, the results are now reported as the Investment Banking segment.

Evercore’s Investment Banking business produced strong results this quarter, with significant contributions from both M&A advisory and restructuring assignments. Q1 2010 results, while down from the previous quarter, were up significantly from the same period last year. Investment Banking reported a 30% operating margin, which is down from 36% in Q4 2009 and up from 25% in Q1 2009. The lower margins relative to the previous quarter result from investments made in new businesses and from somewhat lower revenues.

	Three Months Ended
	Adjusted Pro Forma			U.S. GAAP
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	December 31, 2009	March 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Banking	$71,274	$99,181	$48,049	$75,922	$100,880	$49,058
Other Revenue, net	1,628	326	602	593	(709)	602

Net Revenues	72,902	99,507	48,651	76,515	100,171	49,660

Expenses:
Employee Compensation and Benefits	40,565	53,256	29,212	45,424	57,381	29,212
Non-compensation Costs	10,682	10,513	7,291	15,799	12,682	8,768
Special Charges	—	—	—	—	3,991	—

Total Expenses	51,247	63,769	36,503	61,223	74,054	37,980

Operating Income	$21,655	$35,738	$12,148	$15,292	$26,117	$11,680

Compensation Ratio	56%	54%	60%	59%	57%	59%
Operating Margin	30%	36%	25%	20%	26%	24%

Revenues

Investment Banking reported first quarter 2010 net revenues of $72.9 million, an increase of 50% from the prior year but down 27% from the record levels in Q4 2009. The increase from Q1 2009 reflects continued contribution from several prominent restructuring assignments including CIT and MGM, among others, and strategic M&A advisory assignments with Affiliated Computer Systems, Burlington Northern Santa Fe, Optonol and EADS/Airbus, among others. The Company earned M&A, restructuring and capital markets advisory fees in excess of $1 million from 14 clients during the first quarter of 2010, and completed its first underwriting assignment as co-manager for the Safe Bulkers offering in March. The number of fee paying clients for the first quarter of 2010 grew to 70 compared to 69 for the same period in 2009 but decreased from the record levels last quarter.

Evercore has continued to strengthen its Investment Banking business adding high quality partners, expanding its footprint and industry coverage. Since the beginning of the year, four new Senior Managing Directors have joined, including Martin J. Cicco, head of Real Estate, Perk Hixon, head of Mining, Metals and Materials, Richard Anthony, head of Evercore Private Funds Group, and Alejandro Reynoso, a senior banker in Mexico.

During the quarter, the Institutional Equities business has been focused on adding talent, obtaining the necessary regulatory approvals and building infrastructure. In addition to Charles Myers, who the Firm previously announced, Evercore has recruited senior specialist sales professionals covering Financial Institutions and Technology Media and Telecommunications and is in active discussions with highly ranked analysts in those sectors. Evercore is continuing to build out this business and is on track, pending receipt of the necessary licenses, to officially launch the business in the middle of this year.

Expenses

Q1 2010 expenses increased from the same period last year driven by higher revenues, expansion of the business and higher deal-related activity levels.

Compensation costs for the Investment Banking segment for the three months ended March 31, 2010 were $40.6 million, an increase of 39% from the prior year but down 24% from Q4 2009. For the three months ended March 31, 2010, Evercore’s Investment Banking compensation ratio was 56%, versus the compensation ratio reported for the three months ended March 31, 2009 of 60% and 54% for the three months ended December 31, 2009. Excluding stock compensation costs of $5.6 million for the three months ended March 31, 2010 related to new Senior Managing Directors1, the ratio would have been 48%. The fluctuations in compensation costs reflect the revenue performance of the business and investments in new businesses.

Non-compensation costs for the three months ended March 31, 2010 of $10.7 million increased 47% from the same period last year and 2% from last quarter, driven by growth in the business, including a significant increase in personnel, increased business development costs and start-up costs associated with the Institutional Equities business.

This quarter’s expenses included $1.6 million for the Institutional Equities business relating to costs associated with new hires and non-compensation expenses predominantly attributed to the formation of the business, including those associated with applying for and obtaining necessary licenses.

Investment Management

In the first quarter, the Investment Management business took additional steps to expand its platform and further diversify its business with accretive acquisitions. The Firm announced an agreement to acquire a significant interest in Atalanta Sosnoff (which is expected to close in the second quarter), a long-only large-cap equity manager, and the acquisition of a minority interest in Trilantic Capital Partners (which closed in February), a prominent private equity firm focused on middle market investment in North America and Europe.

[1]	Stock compensation costs for Senior Managing Directors hired in the past twenty-four months

The revenues in the first quarter of 2010 for the Investment Management business were up significantly from the fourth quarter of 2009 and the prior year. Assets Under Management (AUM) increased to $5.0 billion, up 10% from the fourth quarter of 2009, reflecting inflows of approximately $0.3 billion and market appreciation of approximately $0.2 billion.

	Three Months Ended
	Adjusted Pro Forma			U.S. GAAP
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	December 31, 2009	March 31, 2009
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$11,051	$9,104	$566	$11,051	$9,349	$569
Other Revenue, net	1,150	529	1,389	275	(346)	(503)

Net Revenues	12,201	9,633	1,955	11,326	9,003	66

Expenses:
Employee Compensation and Benefits	9,426	9,756	6,642	10,297	10,620	6,642
Non-compensation Costs	5,578	5,167	3,356	5,693	5,526	3,649

Total Expenses	15,004	14,923	9,998	15,990	16,146	10,291

Operating Income (Loss)	$(2,803)	$(5,290)	$(8,043)	$(4,664)	$(7,143)	$(10,225)

Compensation Ratio	77%	101%	340%	91%	118%	NM
Operating Margin	(23%)	(55%)	(411%)	(41%)	(79%)	NM

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
	(dollars in thousands)
Management Fees
Wealth Management	$1,917	$1,682	$370
Institutional Asset Management (1)	6,719	4,464	1,005
Private Equity (2)	1,978	3,088	2,147

Total Management Fees	10,614	9,234	3,522

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,203	770	(821)
Private Equity	(586)	(72)	(677)

Total Realized and Unrealized Gains (Losses)	617	698	(1,498)

HighView	—	—	(920)
Equity in EAM Gains (Losses)	—	—	(334)
Equity in Pan Losses	(180)	(828)	(204)

Investment Management Revenues	$11,051	$9,104	$566

(1)	Management fees from Institutional Asset Management were $4.7 million for the three months ended December 31, 2009 excluding the reduction of revenues for reimbursable client-related expenses.
(2)	Management fees from Private Equity were $2.2 million for the three months ended March 31, 2009 excluding the reduction of revenues for reimbursable client-related expenses.

Fees earned from the management of client portfolios and other investment advisory services of $10.6 million increased significantly for the three months ended March 31, 2010 compared to the first quarter of 2009, reflecting the addition of new businesses and increased assets under management.

Expenses

The growth in expenses in the first quarter of 2010 was driven by costs associated with the start-up businesses added during 2009 and costs associated with acquisitions announced in 2010.

Non-controlling Interest

The senior management of Evercore’s Wealth Management and Institutional Asset Management businesses have direct ownership interest in these businesses, which are accounted for as a Non-controlling Interest. Evercore’s Adjusted Pro Forma Investment Management Operating Income (Loss), net of Non-controlling Interest, is as follows:

	Three Months Ended
	Adjusted Pro Forma			U.S. GAAP
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010	December 31, 2009	March 31, 2009
	(dollars in thousands)
Operating Income (Loss)	$(2,803)	$(5,290)	$(8,043)	$(4,664)	$(7,143)	$(10,225)
Adjusted Pro Forma Net Income (Loss) Attributable to Non-controlling Interest	(377)	(621)	(528)	(377)	(621)	(528)

Operating Income (Loss) Net of Non-controlling Interest	$(2,426)	$(4,669)	$(7,515)	$(4,287)	$(6,522)	$(9,697)

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2010 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles (which principally relate to Braveheart and Protego). In addition, for Adjusted Pro Forma purposes, reimbursable client-related expenses and expenses associated with revenue sharing engagements with third parties have been presented as a reduction from Revenues and the associated Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three months ended March 31, 2009, are included in Annex I, pages A-2 to A-11.

Income Taxes

For the three months ended March 31, 2010 and 2009, Evercore’s Adjusted Pro Forma effective tax rate was approximately 41% and 42%, respectively. For the three months ended March 31, 2010 and 2009, Evercore’s U.S. GAAP effective tax rate was approximately 44% and 73%, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the non-controlling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $276.8 million at March 31, 2010. Current assets exceed current liabilities by $282.4 million at March 31, 2010. Amounts due related to the Long-Term Notes Payable were $97.0 million at March 31, 2010.

During the quarter the Company repurchased approximately 340,000 shares of Class A common stock pursuant to the net settlement of stock-based compensation awards.

Dividend

On April 19, 2010 the Board of Directors of Evercore declared a quarterly dividend of $0.15 per share to be paid on June 11, 2010 to common stockholders of record on May 28, 2010.

Conference Call

Evercore will host a conference call to discuss its results for the first quarter on Tuesday, April 20, 2010, at 8:00 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 573-4840 (toll-free domestic) or (617) 224-4326 (international); passcode: 71022867. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 32522036. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings and other strategic transactions; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted pro forma results are a non-GAAP measure. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2010	2009
REVENUES
Investment Banking Revenue	$75,922	$49,058
Investment Management Revenue	11,051	569
Other Revenue	6,472	8,590

TOTAL REVENUES	93,445	58,217
Interest Expense (1)	5,604	8,491

NET REVENUES	87,841	49,726

EXPENSES
Employee Compensation and Benefits	55,721	35,854
Occupancy and Equipment Rental	3,327	3,162
Professional Fees	8,365	3,824
Travel and Related Expenses	3,370	1,598
Communications and Information Services	1,029	734
Depreciation and Amortization	1,350	1,057
Acquisition and Transition Costs	1,456	290
Other Operating Expenses	2,595	1,752

TOTAL EXPENSES	77,213	48,271

INCOME BEFORE INCOME TAXES	10,628	1,455
Provision for Income Taxes	4,659	1,058

NET INCOME	5,969	397
Net Income Attributable to Non-controlling Interest	3,949	206

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$2,020	$191

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$2,009	$191

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	18,675	13,701
Diluted	22,328	13,992
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.11	$0.01
Diluted	$0.09	$0.01

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an adjusted pro forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other event-based awards, into Class A shares. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These adjusted pro forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between adjusted pro forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units is excluded from adjusted pro forma results and the non-controlling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested Evercore LP partnership units and event-based stock-based awards.

2.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from adjusted pro forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Acquisition and Transition Costs. The Company has reflected Acquisition and Transition Costs for expenses incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

b.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the recent acquisitions of SFS and EAM.

3.	Special Charges. The Company has reflected charges in conjunction with its decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives, which it has excluded from adjusted pro forma results. These charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 partnership units. The Company’s Management believes that excluding the effects of these Special Charges improves the comparability of operating performance across periods.

4.	Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to the adjusted pro forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The adjusted pro forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, adjusted pro forma Advisory and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(dollars in thousands)

(UNAUDITED)

	For The Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis					U.S. GAAP Basis
	Investment Banking	Investment Management	Total Segments	Adjustments		Condensed/ Consolidated Results
REVENUES
Investment Banking Revenue	$71,274	$—	$71,274	$4,648	(1)	$75,922
Investment Management Revenue	—	11,051	11,051	—		11,051
Other Revenue	1,628	1,150	2,778	3,694	(2)	6,472

TOTAL REVENUES	72,902	12,201	85,103	8,342		93,445
Interest Expense	—	—	—	5,604	(2)	5,604

NET REVENUES	72,902	12,201	85,103	2,738		87,841

EXPENSES
Employee Compensation and Benefits	40,565	9,426	49,991	5,730	(3)	55,721
Non-compensation Costs	10,682	5,578	16,260	5,232	(4)	21,492
Special Charges	—	—	—	—		—

TOTAL EXPENSES	51,247	15,004	66,251	10,962		77,213

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	$21,655	$(2,803)	18,852	(8,224)		10,628

Interest Expense on Long-term Debt			1,910	(1,910	)(2)	—

Income Before Income Taxes			16,942	(6,314)		10,628
Provision for Income Taxes			6,946	(2,287	)(6)	4,659

NET INCOME			9,996	(4,027)		5,969
Net Income (Loss) Attributable to Non-controlling Interest			(377)	4,326	(7)	3,949

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.			$10,373	$(8,353)		$2,020

Net Income Attributable to Evercore Partners Inc. Common Shareholders						$2,009

Class A Common Shares Outstanding			40,174	(17,846	)(8)	22,328

Diluted Earnings Per Share			$0.26			$0.09

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

(dollars in thousands)

(UNAUDITED)

	For The Three Months Ended December 31, 2009
	Non-GAAP Adjusted Pro Forma Basis					U.S. GAAP Basis
	Investment Banking	Investment Management	Total Segments	Adjustments		Condensed/ Consolidated Results
REVENUES
Investment Banking Revenue	$99,181	$—	$99,181	$1,699	(1)	$100,880
Investment Management Revenue	—	9,104	9,104	245	(1)	9,349
Other Revenue	326	529	855	3,161	(2)	4,016

TOTAL REVENUES	99,507	9,633	109,140	5,105		114,245
Interest Expense	—	—	—	5,071	(2)	5,071

NET REVENUES	99,507	9,633	109,140	34		109,174

EXPENSES
Employee Compensation and Benefits	53,256	9,756	63,012	4,989	(3)	68,001
Non-compensation Costs	10,513	5,167	15,680	2,528	(4)	18,208
Special Charges	—	—	—	3,991	(5)	3,991

TOTAL EXPENSES	63,769	14,923	78,692	11,508		90,200

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	$35,738	$(5,290)	30,448	(11,474)		18,974

Interest Expense on Long-term Debt			1,910	(1,910	)(2)	—

Income Before Income Taxes			28,538	(9,564)		18,974
Provision for Income Taxes			12,623	(124	)(6)	12,499

NET INCOME			15,915	(9,440)		6,475
Net Income (Loss) Attributable to Non-controlling Interest			(621)	5,447	(7)	4,826

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.			$16,536	$(14,887)		$1,649

Net Income Attributable to Evercore Partners Inc. Common Shareholders						$1,649

Class A Common Shares Outstanding			40,022	(17,727	)(8)	22,295

Diluted Earnings Per Share			$0.41			$0.07

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2009

(dollars in thousands)

(UNAUDITED)

	For The Three Months Ended March 31, 2009
	Non-GAAP Adjusted Pro Forma Basis					U.S. GAAP Basis
	Investment Banking	Investment Management	Total Segments	Adjustments		Condensed/ Consolidated Results
REVENUES
Investment Banking Revenue	$48,049	$—	$48,049	$1,009	(1)	$49,058
Investment Management Revenue	—	566	566	3	(1)	569
Other Revenue	602	1,389	1,991	6,599	(2)	8,590

TOTAL REVENUES	48,651	1,955	50,606	7,611		58,217
Interest Expense	—	—	—	8,491	(2)	8,491

NET REVENUES	48,651	1,955	50,606	(880)		49,726

EXPENSES
Employee Compensation and Benefits	29,212	6,642	35,854	—		35,854
Non-compensation Costs	7,291	3,356	10,647	1,770	(4)	12,417
Special Charges	—	—	—	—		—

TOTAL EXPENSES	36,503	9,998	46,501	1,770		48,271

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	$12,148	$(8,043)	4,105	(2,650)		1,455

Interest Expense on Long-term Debt			1,892	(1,892	)(2)	—

Income Before Income Taxes			2,213	(758)		1,455
Provision for Income Taxes			936	122	(6)	1,058

NET INCOME (LOSS)			1,277	(880)		397
Net Income (Loss) Attributable to Non-controlling Interest			(528)	734	(7)	206

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.			$1,805	$(1,614)		$191

Net Income Attributable to Evercore Partners Inc. Common Shareholders						$191

Class A Common Shares Outstanding			34,443	(20,451	)(8)	13,992

Diluted Earnings Per Share			$0.05			$0.01

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking	$71,274	$4,648	(1)	$75,922
Other Revenue, net	1,628	(1,035	)(2)	593

Net Revenues	72,902	3,613		76,515

Expenses:
Employee Compensation and Benefits	40,565	4,859	(3)	45,424
Non-compensation Costs	10,682	5,117	(4)	15,799

Total Expenses	51,247	9,976		61,223

Operating Income	$21,655	$(6,363)		$15,292

	Investment Management Segment
	Three Months Ended March 31, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$11,051	$—		$11,051
Other Revenue, net	1,150	(875	)(2)	275

Net Revenues	12,201	(875)		11,326

Expenses:
Employee Compensation and Benefits	9,426	871	(3)	10,297
Non-compensation Costs	5,578	115	(4)	5,693

Total Expenses	15,004	986		15,990

Operating Income (Loss)	$(2,803)	$(1,861)		$(4,664)

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking	$99,181	$1,699	(1)	$100,880
Other Revenue, net	326	(1,035	)(2)	(709)

Net Revenues	99,507	664		100,171

Expenses:
Employee Compensation and Benefits	53,256	4,125	(3)	57,381
Non-compensation Costs	10,513	2,169	(4)	12,682
Special Charges	—	3,991	(5)	3,991

Total Expenses	63,769	10,285		74,054

Operating Income	$35,738	$(9,621)		$26,117

	Investment Management Segment
	Three Months Ended December 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$9,104	$245	(1)	$9,349
Other Revenue, net	529	(875	)(2)	(346)

Net Revenues	9,633	(630)		9,003

Expenses:
Employee Compensation and Benefits	9,756	864	(3)	10,620
Non-compensation Costs	5,167	359	(4)	5,526
Special Charges	—	—		—

Total Expenses	14,923	1,223		16,146

Operating Income (Loss)	$(5,290)	$(1,853)		$(7,143)

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2009

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking	$48,049	$1,009	(1)	$49,058
Other Revenue, net	602	—		602

Net Revenues	48,651	1,009		49,660

Expenses:
Employee Compensation and Benefits	29,212	—		29,212
Non-compensation Costs	7,291	1,477	(4)	8,768
Special Charges	—	—		—

Total Expenses	36,503	1,477		37,980

Operating Income	$12,148	$(468)		$11,680

	Investment Management Segment
	Three Months Ended March 31, 2009
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$566	$3	(1)	$569
Other Revenue, net	1,389	(1,892	)(2)	(503)

Net Revenues	1,955	(1,889)		66

Expenses:
Employee Compensation and Benefits	6,642	—		6,642
Non-compensation Costs	3,356	293	(4)	3,649
Special Charges	—	—		—

Total Expenses	9,998	293		10,291

Operating Income (Loss)	$(8,043)	$(2,182)		$(10,225)

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Adjusted Pro Forma segment information classifies interest expense on short-term repurchase agreements within the Investment Management segment as Other Revenue, net, whereas U.S. GAAP results reflect this in Interest Expense. Interest Expense on Long-term Debt is excluded from the Investment Banking and Investment Management segment results and is included in Interest Expense on a U.S. GAAP Basis.

(3)	The Company incurred expenses for the three months ended March 31, 2010 and December 31, 2009 from the modification of Evercore LP Units, which will vest over a five-year period.

(4)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended March 31,
	2010				2009
	Adjusted Pro Forma	Adjustments		U.S. GAAP	Adjusted Pro Forma	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,327	$—		$3,327	$3,162	$—		$3,162
Professional Fees	4,554	3,811	(1)	8,365	3,355	469	(1)	3,824
Travel and Related Expenses	2,604	766	(1)	3,370	1,166	432	(1)	1,598
Communications and Information Services	1,012	17	(1)	1,029	717	17	(1)	734
Depreciation and Amortization	766	584	(4a)	1,350	589	468	(4a)	1,057
Acquisition and Transition Costs	1,456	—		1,456	—	290	(4b)	290
Other Operating Expenses	2,541	54	(1)	2,595	1,658	94	(1)	1,752

Total Non-compensation Costs	$16,260	$5,232		$21,492	$10,647	$1,770		$12,417

	Three Months Ended December 31,
	2009
	Adjusted Pro Forma	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,844	$—		$3,844
Professional Fees	5,023	1,296	(1)	6,319
Travel and Related Expenses	2,651	552	(1)	3,203
Communications and Information Services	1,163	48	(1)	1,211
Depreciation and Amortization	580	584	(4a)	1,164
Acquisition and Transition Costs	—	—		—
Other Operating Expenses	2,419	48	(1)	2,467

Total Non-compensation Costs	$15,680	$2,528		$18,208

(4a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(4b)	The Company has reflected Acquisition and Transition Costs for costs incurred during the first quarter of 2009 in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, codified under ASC 805, which was effective January 1, 2009.

(5)	The Company has reflected charges in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charges relate to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During 2009 employees voluntarily forfeited 738,000 unvested restricted stock units and 250,000 Evercore LP partnership units.

(6)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 41% for the three months ended March 31, 2010. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(7)	Reflects adjustment to eliminate non-controlling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(8)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the event-based restricted stock units are excluded from the calculation. A reconciliation from Adjusted Pro Forma to U.S. GAAP Diluted Shares Outstanding is as follows:

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Adjusted Pro Forma Diluted Shares Outstanding	40,174	40,022	34,443
Vested Partnership Units	(12,630)	(12,396)	(14,875)
Unvested Partnership Units	(4,540)	(4,603)	(4,776)
Unvested Restricted Stock Units - Event Based	(676)	(728)	(800)

U.S. GAAP Diluted Shares Outstanding	22,328	22,295	13,992

Historical Unaudited Condensed Consolidated Adjusted Pro Forma and U.S. GAAP Selected Financial Data

The below table reflects summarized historical quarterly Adjusted Pro Forma and U.S. GAAP information for 2009 and 2008. We have included the historical results in this press release merely as additional information. Historical U.S. GAAP information and a reconciliation from Adjusted Pro Forma for the three months ended December 31, 2009 and 2008, September 30, 2009 and 2008, June 30, 2009 and 2008 and March 31, 2009 and 2008, can be found in our Q4 2009, Q3 2009, Q2 2009 and Q1 2009 earnings releases furnished to the SEC on February 2, 2010, October 28, 2009, July 29, 2009 and April 30, 2009, respectively.

	Adjusted Pro Forma
	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Net Revenues	$109,140	$83,382	$71,312	$50,606	$34,458	$56,028	$58,865	$44,035

Employee Compensation and Benefits	63,012	50,693	51,859	35,854	34,585	40,311	38,512	25,803
Non-compensation Costs	15,680	13,513	13,376	10,647	12,309	11,018	10,699	11,779

TOTAL EXPENSES	78,692	64,206	65,235	46,501	46,894	51,329	49,211	37,582

Operating Income (Loss)	$30,448	$19,176	$6,077	$4,105	$(12,436)	$4,699	$9,654	$6,453

Net Income (Loss) Attributable to Evercore Partners Inc.	$16,536	$10,992	$3,550	$1,805	$(8,489)	$2,270	$5,777	$4,495
Diluted Earnings (Loss) Per Share	$0.41	$0.29	$0.10	$0.05	$(0.25)	$0.07	$0.17	$0.13
Compensation Ratio	58%	61%	73%	71%	100%	72%	65%	59%
Operating Margin	28%	23%	9%	8%	(36%)	8%	16%	15%

	U.S. GAAP
	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Net Revenues	$109,174	$83,196	$71,043	$49,726	$33,236	$56,813	$60,118	$44,488

Employee Compensation and Benefits	68,001	55,104	51,859	35,854	34,585	40,311	38,512	33,255
Non-compensation Costs	18,208	15,806	15,983	12,417	15,172	12,937	12,427	12,708
Special Charges	3,991	—	16,138	—	—	1,695	1,310	1,127

TOTAL EXPENSES	90,200	70,910	83,980	48,271	49,757	54,943	52,249	47,090

Operating Income (Loss)	$18,974	$12,286	$(12,937)	$1,455	$(16,521)	$1,870	$7,869	$(2,602)

Net Income (Loss) Attributable to Evercore Partners Inc.	$1,649	$2,633	$(6,043)	$191	$(5,336)	$(468)	$2,056	$(965)
Diluted Earnings (Loss) Per Share	$0.07	$0.14	$(0.43)	$0.01	$(0.39)	$(0.04)	$0.16	$(0.08)
Compensation Ratio	62%	66%	73%	72%	104%	71%	64%	75%
Operating Margin	17%	15%	(18%)	3%	(50%)	3%	13%	(6%)